UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 10, 2017

LANDAUER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreements with Gilead Group

On January 10, 2017, Landauer, Inc. (the “Company”), entered into a Support Agreement (the “Support Agreement”) with Gilead Capital LP, Gilead Capital GP LLC and Jeffrey A. Strong (collectively, the “Gilead Group”). The Gilead Group is the beneficial owner of approximately 5.0% of the Company’s outstanding shares of common stock.

Simultaneously with the execution of the Support Agreement, the Company increased the size of its Board of Directors (the “Board”) from nine (9) to ten (10) members, appointed Jeffrey A. Strong to fill the resulting vacancy with a term expiring at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) and appointed Mr. Strong to the Compensation Committee.  The Company has also agreed to, among other things, (i) include Mr. Strong on the Company’s slate of nominees for the election of directors at the 2017 Annual Meeting, (ii) nominate, recommend and solicit proxies for the election of a second independent director to be mutually agreed upon by the Company and the Gilead Group in accordance with the terms of the Support Agreement (the “New Director  Nominee”) at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) and (iii) should Mr. Strong be re-elected at the 2018 Annual Meeting, appoint Mr. Strong to the Governance and Nominating Committee.  The Support Agreement also provides that during the Standstill Period (as defined below), if Mr. Strong is unable to serve as a director, solely due to his death or incapacity, the Gilead Group will be entitled to recommend to the Governance and Nominating Committee and the Board a substitute person (who meets certain independence and experience criteria) to fill the resulting vacancy.

Under the Support Agreement, the Gilead Group is subject to certain customary standstill restrictions that, among other things, prohibit the Gilead Group from acquiring an economic interest in more than 10.0% of the Company’s outstanding common stock. The standstill restrictions apply until the date that is thirty (30) days prior to the deadline for submission of stockholder nominations for directors at the Company’s 2019 Annual Meeting of Stockholders (the “Standstill Period”).  However, the Standstill Period will terminate thirty (30) days prior to the deadline for the submission of stockholder nominations for directors at the 2018 Annual Meeting if (i) the Company delivers written notice to the Gilead Group that the Company does not wish to nominate Mr. Strong (or his replacement selected in accordance with the Support Agreement) for re-election at the Company’s 2018 Annual Meeting or (ii) the Board fails to agree in writing to nominate for election at the 2018 Annual Meeting the New Director Nominee (the “Standstill Period”).  In addition, the Standstill Period will terminate if Mr. Strong is removed from the Compensation Committee without his consent during his service as a director. Finally, the Gilead Group is prohibited from taking certain actions with respect to extraordinary transactions and other matters, as described in the Support Agreement, until the date that is thirty (30) days prior to the deadline for the submission of stockholder nominations for directors at the Company’s 2020 Annual Meeting of Stockholders.

During the Standstill Period, each member of the Gilead Group will vote (i) in favor of each director nominated and recommended by the Board for election at any meeting of stockholders or at any adjournments or postponements thereof, (ii) against any stockholder nominations for director that are not approved and recommended by the Board for election at any such meeting and against any proposals or resolutions to remove any member of the Board and (iii) in accordance with the recommendations of the Board on all other proposals of the Board set forth in the Company’s proxy statements.

In conjunction with the Support Agreement, the Company and the Gilead Group have also entered into a customary confidentiality agreement governing the confidentiality obligations of the Gilead Group.

The foregoing description of the terms of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document. A copy of the Support Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Appointment of Jeffrey A. Strong as Director

On January 10, 2017, simultaneously with the execution of the Support Agreement, the Board appointed Jeffrey A. Strong as a director. Mr. Strong will stand for election at the 2017 Annual Meeting.

Mr. Strong, age 39, has served as Chief Investment Officer and Managing Partner of Gilead Capital LP since January 2016 and as the Managing Member of Gilead Capital GP LLC since September 2014. Prior to joining Gilead Capital GP LLC, Mr. Strong was a Partner at QVT Financial LP, a multi-strategy hedge fund, from 2009 until September 2014 and a Senior Analyst from 2005 to 2009. At QVT, Mr. Strong specialized in active ownership investments and other global special situations. From 2001 to 2005, Mr. Strong served as an Analyst at Shenkman Capital Management, a high-yield bond investment manager, where he focused on the healthcare, chemical and telecom industries. Mr. Strong is currently a director of MCS Holdings Ltd., a private Cayman Islands-based investment entity.  Mr. Strong also served as a Non-Executive Director of Treveria plc (LSE: TRV) from January 2010 until March 2015, as a Member of the Nominating Committee at Fornebu Utvikling ASA (OSE: FBU) from November 2009 until March 2012, and as a Director and Chairman of the Compensation and the Nominating and Governance Committees of TPC Group Inc. (NASDAQ: TPCG) from May 2009 until December 2012. Mr. Strong is a CFA® charterholder. Mr. Strong has an M.B.A. from the College of William & Mary and a B.S. from the University of Missouri.

Mr. Strong will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors as described under the heading “Director Compensation for Fiscal Year Ended September 30, 2016” in the Company’s definitive proxy statement for the 2017 Annual Meeting, filed with the Securities and Exchange Commission on January 12, 2017.  However, under the Support Agreement, Mr. Strong has waived any right to receive equity compensation in connection with his service on the Board until the 2018 Annual Meeting.

Mr. Strong’s appointment is part of the Support Agreement described above. There are no other arrangements or understandings between Mr. Strong and any other person pursuant to which Mr. Strong was selected as a director. Neither Mr. Strong nor any of his immediate family members is or have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.  Mr. Strong has been appointed to the Compensation Committee, and, if Mr. Strong is re-elected at the 2018 Annual Meeting, the Company will also appoint him to the Governance and Nominating Committee.  In addition, the Board has determined that Mr. Strong is independent for purposes of the listing standards of the New York Stock Exchange.

On January 11, 2017, the Company issued a press release announcing the entry into the Support Agreement and the appointment of Mr. Strong as a director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

6
EXHIBIT NUMBER	DESCRIPTION

10.1	Support Agreement dated January 10, 2017

99.1	Press Release issued by Landauer, Inc. on January 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.
(registrant)

January 12, 2017	By:	/s/ Daniel J. Fujii
Daniel J. Fujii
Chief Financial Officer

EXHIBIT INDEX

Number	Document Description

10.1	Support Agreement dated January 10, 2017

99.1	Press release issued by Landauer, Inc. on January 11, 2017